As filed with the Securities and Exchange Commission on June 29, 2009
Registration No. 333-158591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioMimetic Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	62-1786244
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
389 Nichol Mill Lane
Franklin, Tennessee 37067
 (615) 844-1280
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Samuel E. Lynch, D.M.D., D.M.Sc., Chief Executive Officer
BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Anna T. Pinedo, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 468-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 relates to Registration Statement No. 333-158591 (the “Registration Statement”) filed by BioMimetic Therapeutics, Inc. (“BioMimetic Therapeutics”).  BioMimetic Therapeutics has terminated all offerings of securities under the Registration Statement.  Accordingly, this Post-Effective Amendment No. 1 amends the Registration Statement to deregister and remove 343,406 shares of BioMimetic Therapeutics’ common stock under the Registration Statement that remain unsold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 29th day of June, 2009.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Samuel E. Lynch

Samuel E. Lynch, D.M.D., D.M.Sc.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ Samuel E. Lynch	President and Chief Executive	June 29, 2009
Samuel E. Lynch, D.M.D., D.M.Sc.	Officer (Principal Executive Officer)

/s/ Larry Bullock	Chief Financial Officer	June 29, 2009
Larry Bullock	(Principal Financial and Accounting
Officer)

*	Chairman of the Board of Directors	June 29, 2009
Larry W. Papasan

*	Director	June 29, 2009
Chris Ehrlich

*	Director	June 29, 2009
Charles Federico

*	Director	June 29, 2009
Gary E. Friedlaender, M.D.

*	Director	June 29, 2009
James G. Murphy

*	Director	June 29, 2009
Douglas Watson

By:	/s/ Samuel E. Lynch
Samuel E. Lynch, D.M.D., D.M.Sc.,
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney (included as part of signature pages).*
* Previously filed.